Exhibit 10.1

CHECKFREE CORPORATION

AMENDED AND RESTATED

2002 STOCK INCENTIVE PLAN

1. Purpose of the Plan. This plan (the “Plan”) is intended as an incentive to further the growth and profitability of the Company and to encourage stock ownership on the part of (a) associates of the Company and its Affiliates, (b) consultants and advisers who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are not associates of the Company. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate Associates, Consultants, and Directors with training, experience, and ability. All management and Associates, Consultants and Directors of the Company are eligible to receive Awards under the Plan.

2. Effective Date. The Plan shall become effective on November 6, 2002 (the “Effective Date”), subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present, in person or by proxy, and entitled to vote at the 2002 Annual Meeting of Stockholders.

3. Administration.

3.01. Administration of the Plan. The Plan shall be administered by a Committee of the Board. If any class of equity securities of the Company is registered under section 12 of the Exchange Act, all members of the Committee will be “non-employee directors” as defined in Rule 16b-3(b)(2)(i) promulgated under the Exchange Act (or any successor rule of like tenor and effect) and “outside directors” as defined in section 162(m) of the Code and the regulations promulgated thereunder.

3.02. Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Awards granted thereunder as it may deem necessary or advisable, including, but not limited to, the power to (a) determine which Associates and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options and Restricted Stock granted to Non-Employee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Associates, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Subject to the terms and provisions of the Plan, the Committee, in its sole discretion, may grant, at any time and from time to time as determined by the Committee, Options, SARs, Restricted Stock, Performance Units, Performance Shares, or a combination thereof.

3.03. Non-Employee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board’s administration of Section 9 and the Options, Restricted Stock and any Shares granted to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

3.04. Decisions Binding. All actions, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.

3.05. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however , that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

3.06. Indemnification. Each member of the Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

4. Stock Subject to Plan.

4.01. Number of Shares. The stock subject to Awards under the Plan shall be shares of the common stock, $.01 par value, of CheckFree Corporation (the “Shares”). The Shares issued pursuant to Awards granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, Shares held as treasury stock, or Shares which remain available for future awards under the Company’s 1995 Stock Option Plan, as amended, as of the Effective Date of this Plan (including Shares represented by awards under the Company’s 1995 Stock Option Plan which are forfeited, expire, cancelled without delivery of shares, or otherwise result in return of Shares to the Company). The aggregate number of Shares for which Awards may be granted under the Plan shall not exceed 6,000,000 Shares, subject to adjustment in accordance with the terms of Section 4.04 hereof.

4.02. Lapsed Awards. Any Shares subject to an Award which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture hereunder may again be the subject of an Award under the Plan.

4.03. Exercise; Proceeds. The Committee, in its sole discretion, may permit the exercise or issuance of any Award as to full Shares or fractional Shares. Proceeds from the sale of Shares under Awards shall constitute general funds of the Company.

4.04. Stock Splits; Mergers; Reorganizations.

(a)	In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company’s capitalization, the aggregate number of Shares for which Awards may be granted under this Plan, the number of Shares subject to outstanding Awards and the Exercise Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Committee shall make such other adjustments to the Awards, the provisions of the Plan and the Awards Agreements, which adjustments may provide for the elimination of fractional Shares.

(b)	In the event of a change of the Company’s common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Award under the Plan and the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

5. Stock Options.

5.01. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Associates and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. More than one Option may be granted to an individual under the Plan.

5.02. Award Agreement.

(a)	Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)	The Committee may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

5.03. Exercise Price. Subject to the provisions of this Section 5.03, the Exercise Price for each Option granted under the Plan shall be determined by the Committee in its sole discretion.

5.03.1. Fair Market Value. The Exercise Price of any Option granted under the Plan shall be not less than the Fair Market Value of a Share on the Grant Date.

5.03.2. Incentive Stock Options. In the case of an Incentive Stock Option, no Incentive Stock Option may be granted to an Associate (together with persons whose stock ownership is attributed to the Associate pursuant to section 424(d) of the Code) who, on the Grant Date, is considered under Section 422(b)(6) of the Code to own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary corporation; provided , however , this restriction shall not apply if at the time such Incentive Stock Option is granted the Exercise Price of such Incentive Stock Option shall be at least 110% of the Fair Market Value of such Share.

5.03.3. Substitute Options. Notwithstanding the provisions of Sections 5.03.1 and 5.03.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Associates or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.04. Expiration of Options.

5.04.1. Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a)	The date for termination of the Option set forth in the written Award Agreement;

(b)	The expiration of ten (10) years from the Grant Date (except as provided in Section 5.08.4 regarding Incentive Stock Options);

(c)	Upon Termination of Service For Cause;

(d)	The expiration of thirty (30) days from the date and time of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability, or Retirement, or Termination of Service For Cause, unless the Committee in its sole discretion elects to extend the exercisability of an Option to not more than three (3) months from Termination of Service;

(e)	The expiration of one (1) year from the date of the Participant’s death or the Participant’s Termination of Service by reason of death or Disability (except as provided in Section 5.08.2 regarding Incentive Stock Options);

(f)	The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Retirement (except as provided in Section 5.08.2 regarding Incentive Stock Options); or

(g)	Upon the Committee’s determination that, after a Participant’s Termination of Service, the Participant engages or engaged in employment or activities contrary, in the sole opinion of the Committee, to the best interests of the Company.

5.04.2. Committee Discretion. Subject to the limits of Sections 5.04.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.08.4 regarding Incentive Stock Options).

5.05. Exercisability of Options. Options granted under the Plan will be exercisable at such times and be subject to such terms and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. In no event, however, may any Option granted to a Section 16 Person be exercisable until at least six (6) months following the Grant Date.

5.06. Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Company’s Chief Financial Officer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

On the date of exercise of an Option, the Participant or other person exercising the Option shall make full payment of the Exercise Price (a) in cash; (b) with the consent of the Committee, by tendering previously acquired Shares which have been held by the Participant for at least six months (valued at their Fair Market Value as of the date of tender); (c) with the consent of the Committee, and to the extent permitted by applicable law, with a full recourse promissory note of the Participant for the portion of the Exercise Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee and in cash for the par value of the Shares; (d) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan (e) with the consent of the Committee, any combination of (a), (b), (c), or (d); or (f) with the consent of the Committee, if the Shares subject to the Option have been registered under the Securities Act, and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

(i)	written instructions to forward a copy of such notice of exercise to a broker or dealer as defined in Section 3(a)(4) and 3(a)(5) of the Exchange Act, and designated in such notice (“Broker”), and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

(ii)	a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

If previously acquired Shares are to be used to pay the Exercise Price of an Incentive Stock Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.07. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of the Nasdaq Stock Market or any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.08. Certain Additional Provisions for Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 5, the following provisions shall apply to any Incentive Stock Option granted pursuant to the Plan.

5.08.1. Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Associate during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. If an Incentive Stock Option which exceeds the $100,000 limitation of this Section 5.08.1 is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this Section 5.08.1 has no application to Options granted under the Plan as Nonqualified Stock Options.

5.08.2. Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, or (b) the Award Agreement or the Committee permits later exercise, in which case the Incentive Stock Option shall be deemed a Nonqualified Stock Option.

5.08.3. Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Associates of the Company or a Subsidiary on the Grant Date.

5.08.4. Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided , however , that if the Option is granted to an Associate who, together with persons whose stock ownership is attributed to the Associate pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.09. Special Vesting Rule for Death and Disability. Unless and until an Option is earlier terminated pursuant to Section 5.04, the time elapsed from the date of death or the date of a Participant’s Termination of Service by reason of a Participant’s Disability to the date of an exercise of an Option shall accrue toward any vesting requirements in the Award Agreement evidencing such Option as if the Participant had remained employed by the Company.

5.10. Special Rule for Retirement. Unless and until an Option is earlier terminated pursuant to Section 5.04, the time elapsed from the date of a Participant’s Termination of Service by reason of a Participant’s Retirement to the date of an exercise of an Option shall accrue toward any vesting requirements in the Award Agreement evidencing such Option as if the Participant had remained employed by the Company; provided , however , notwithstanding the foregoing, at the time of the exercise of an Option by a Participant following Termination of Service by reason of Retirement, the Participant must represent and warrant to the Company that he or she has been in material compliance with the terms and conditions of the Retirement Agreement with the Company; and provided , further , that in the event the Participant violates the Retirement Agreement, all of the

Participant’s unexercised Options shall immediately terminate and the Participant shall return to the Company the economic value of any Option which was realized or obtained (measured at the date of exercise) by the Participant after the violation of the Retirement Agreement.

6. Stock Appreciation Rights.

6.01. Grant of SARs; Exercise Price and Other Terms.

(a)	Subject to the terms and conditions of the Plan, an SAR may be granted to Associates and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

(b)	The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall an SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

6.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.03. Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

6.04. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.05. Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.04 also shall apply to SARs.

6.06. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, payment for an SAR may be in cash, Shares or a combination thereof.

7. Restricted Stock.

7.01. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Associates and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

7.02. Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.03. Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

7.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.04. For example, the Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

7.05. Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided , however , that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.04 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.06. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.07. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a “derivative security” or an “equity security” under Section 16 of the Exchange Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

7.08. Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8. Performance Units and Performance Shares.

8.01. Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Associates and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

8.02. Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.03. Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the “Performance Period”. Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The determination of whether performance objectives have been achieved shall be in the sole discretion of the Committee.

8.04. Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award; provided that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

8.05. Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month after the end of the later of the Company’s or the Participant’s taxable year in which the Performance Shares or Performance Units vest. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in cash, Shares or a combination thereof.

8.06. Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

9. Non-Employee Directors.

9.01. Granting of Options. If any class of equity securities of the Company is registered under Section 12 of the Exchange Act, the Board, in its sole discretion, will determine from time to time the number of Nonqualified Stock Options each Non-Employee Director will receive under the Plan. Future grants will cease and be suspended at any time that there are not sufficient Shares available under the Plan.

9.02. Terms of Options.

9.02.1. Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

9.02.2. Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

9.02.3. Exercisability. Each Option granted pursuant to this Section 9 shall become exercisable in full one year after the date the Option is granted. If a Non-Employee Director incurs a Termination of Service for a reason other than Retirement, death or Disability, his or her Options which are not exercisable on the date of such Termination shall never become exercisable. If the Termination of Service is on account of Retirement, death or Disability, the Option shall become exercisable in full on the date of the Termination of Service.

9.02.4. Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

(a)	The expiration of ten (10) years from the Grant Date;

(b)	The expiration of thirty (30) days from the date and time of the Participant’s Termination of Service for a reason other than death, Disability or Retirement, unless the Committee in its sole discretion elects to extend the exercisability of an Option to not more than three (3) months from Termination of Service;

(c)	The expiration of one (1) year from the date of the Participant’s death or Termination of Service by reason of death or Disability; or

(d)	The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Retirement.

9.02.5. Death of Director. Notwithstanding Section 9.02.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.02.4, his or her options shall terminate one (1) year after the date of his or her death.

9.02.6. Special Rule for Retirement. Notwithstanding the provisions of Section 9.02.4, if the exercisability of an Option is accelerated under Section 9.02.3 on account of the Participant’s Retirement, such Option shall terminate upon the first to occur of: (a) the expiration of three (3) years from the date the Option was granted; or (b) the expiration of one year from the date of the Participant’s death.

9.02.7. Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

9.02.8. Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Options granted to Non-Employee Directors; provided , however , that Section 5.02 (relating to the Committee’s discretion to set the terms and conditions of Options) shall be inapplicable with respect to Non-Employee Directors.

9.03. Elections by Non-Employee Directors.

9.03.1. Election to Receive Cash or Shares. Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Non-Employee Director may elect to forego receipt of all or a portion of committee fees and meeting fees otherwise due to the Non-Employee Director in exchange for Shares. The number of Shares received by any Non-Employee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Non-Employee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Board for elections under this Section 9.03 shall be designed to ensure that any such election by a Non-Employee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3.

9.03.2. Election to Defer Receipt of Shares. Each Non-Employee Director who elected, in accordance with Section 9.03.1 of this Plan, to receive committee fees and meeting fees in the form of shares may also elect to receive such shares as soon as practicable after the date such fees are otherwise payable or defer receipt of the shares until the date the Non-Employee Director’s service on the Board terminates for any reason. If the Non-Employee Director makes such a deferral election, the shares shall be paid no later than the 15th day of the third month after the end of the later of the Company’s or the Non-Employee Director’s taxable year in which the termination of Board service occurs. Such a deferral election also shall be made pursuant to the procedures the Board (in it is discretion) may adopt from time to time and by completing and delivering an election form (the “Election Form”) to the Company. An Election Form effective for a calendar year shall be delivered to the Company prior to the first day of such calendar year unless otherwise provided by Section 409A of the Code, and shall be irrevocable for that calendar year. An Election Form shall remain in effect for subsequent calendar years until a written notice to revise the Election Form is delivered to the Company on or before the first day of the calendar year in which the revision is to become effective. Except as provided below, an initial Election Form or a revised Election Form shall apply only to fees otherwise payable to the Non-Employee Director after the end of the calendar year in which such initial or revised Election Form is delivered to the Company. Notwithstanding the foregoing, an election made by a Non-Employee Director in the calendar year in which such Non-Employee Director first becomes eligible to defer his or her fees and otherwise participate in this Plan, may be made pursuant to an Election Form delivered to the Company within 30 days after the date on which the Non-Employee Director initially becomes eligible to defer such Director Fees and otherwise participate in the Plan. Such Election Form shall be effective with respect to fees earned after the date such Election Form is delivered to the Company.

9.04. Restricted Stock. Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Non-Employee Directors in such amounts as the Board, in its sole discretion, shall determine. The Board, in its sole discretion, shall determine the number of Shares to be granted to each Non-Employee Director. Awards of Restricted Stock to Non-Employee Directors shall be subject to the provisions of Section 7 of this Plan; provided , however , that the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of Section 7 regarding Non-Employee Directors only.

10. Section 162(m) Deduction Qualification. Except as otherwise provided in Section 10.05, the provisions of this Section 10 shall apply only to Awards of Covered Officers.

10.01. Awards for Covered Officers. Any other provision of the Plan notwithstanding, all Awards to Covered Officers shall be made in a manner that allows for the full deductibility of the Award by the Company or its Subsidiaries under Section 162(m) of the Code; unless the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to any specified Award or Awards. In addition, if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may make adjustments as it deems appropriate. All Awards for Covered Officers shall comply with the provisions of this Section 10.

10.02. Designation of Covered Officers. For each Performance Period, the Committee will designate which Participants are Covered Officers within 90 days of the beginning of the Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code).

10.03. Establishment of Performance Goals and Awards for Covered Officers. Within 90 days of the beginning of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code), the Committee shall in its sole discretion, for each such Performance Period: (a) determine and establish in writing one or more Performance Goals applicable to the Performance Period for each Covered Officer; and (b) either (i) assign each Covered Officer a target Award expressed as a fixed number of Shares or a whole dollar amount or (ii) establish a payout table or formula for purposes of determining the Award payable to each Covered Officer. Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the Performance Goals; (c) may include a “floor” which is the level of achievement of the Performance Goal in which payout begins; and (d) shall provide for an actual Award equal to, less than or greater than the Covered Officer’s target Award, depending on the extent to which actual performance approached, reached, or exceeded the Performance Goal. Such pre-established Performance Goals and Awards must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to each Covered Officer if the Performance Goal is met. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Officer. The Committee may from time to time establish any number of Performance Periods, Performance Goals and Awards for any Covered Officer running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company’s deduction for such Awards under Section 162(m) of the Code. The Committee may select different Performance Goals and Awards for different Covered Officers.

10.04. Certification of Achievement of Performance Goals and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Goals are achieved (and such date otherwise complies with Section 162(m) of the Code), the Committee shall certify in writing, prior to the unconditional payment of any Award, that the Performance Goals for the Performance Period and all other material terms of the Plan were satisfied and to what extent they were satisfied. The Committee shall determine the actual Award for each Covered Officer based on the payout table/formula established in Section 10.03, as the case may be. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding Performance Goal has been achieved, whichever will produce the higher Award; provided, however, notwithstanding the attainment of specified Performance Goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Officer, based on the Committee’s evaluation of Extraordinary Events or other factors. Without limiting the manner of computing Awards set forth in the preceding sentence, with respect to Covered Officers, the Committee may not under any circumstances increase the amount of an Award.

10.05. Maximum Award. Any other provision of the Plan notwithstanding, the maximum aggregate Awards payable to any Participant under the Plan during any one or more Performance Periods during a Fiscal Year shall not exceed 500,000 Shares, which maximum number of Shares shall be adjusted pursuant to Section 4.04.

11. Miscellaneous.

11.01. Forfeiture. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in the event of a breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or an Affiliate), or any activity of a Participant or former Participant in competition with any of the businesses of the Company or an Affiliate, the Committee may (a) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require the former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or Affiliate to such individual if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a breach of conduct or any activity in competition with any of the businesses of the Company or an Affiliate shall be determined by the Committee in good faith and in its sole discretion.

11.02. No Contract of Employment. Nothing in the Plan or in any Award or Award Agreement shall confer on any Participant any right to continue in the employ or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Participant’s employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Participant. Awards granted under the Plan shall not be affected by any change of duties or position of the Participant with the Company.

11.03. Participation. No Associate or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.04. Change in Control. In the event of a Change in Control, all outstanding Awards granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Award Agreement. In addition to the foregoing, the Board of Directors may, in its discretion, accelerate the vesting of Awards granted under the Plan in circumstances that do not constitute a change in control as defined herein.

11.05. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.06. Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

11.07. Nontransferability of Awards; Unfunded Plan. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, or (c) to the limited extent provided in Section 11.05; provided that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, to the extent provided in the applicable Award Agreement, a Participant may transfer a Nonqualified Stock Option either (i) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the Exchange Act), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that the Participant does not receive any consideration for the transfer, or (ii) if such transfer is approved by the Committee. If such transfer is permitted under the Award Agreement, any Nonqualified Stock Option held by such transferees are subject to the same terms and conditions that applied to such Nonqualified Stock Options immediately prior to transfer based on the transferor Participant’s continuing relationship with the Company. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Plan does not give a Participant any interest, lien or claim against any specific asset of the Company. No Participant or beneficiary shall have any rights under this Plan other than as a general unsecured creditor of the Company.

11.08. No Rights as Stockholder. Except to the limited extent provided in Sections 7.06 and 7.07, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

11.09. Agreements and Representations of Optionees. As a condition to the exercise of an Award, the Committee may, in its sole determination, require the Participant to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

11.10. Tax Withholding Requirements.

(a)	The Company’s obligation to deliver Shares upon issuance or exercise of an Award shall be subject to the Participant’s satisfaction of all applicable federal, state or local tax withholding obligations. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, and local withholding tax liability (including the Participant’s FICA obligation) attributable to such Participant’s (or any beneficiary’s or personal representative’s) receipt or disposition of Shares purchased or acquired under any Award or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations.

(b)

The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding liabilities in connection with an Award by (i) having the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a

Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the minimum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

11.11. Reserved.

11.12. Exchanges. The Committee may permit the voluntary surrender of all or a portion of any Award granted under the Plan to be conditioned upon the granting to the Participant of a new Award for the same or a different type and number of Shares as the Award surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Award to such Participant. Subject to the provisions of the Plan, such new Award shall be on such other terms and conditions as are specified by the Committee at the time the new Award is granted. Upon surrender, the Awards surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Awards.

11.13. Repurchase of Shares by the Company. Any Shares purchased or acquired upon issuance or exercise of an Award may, in the sole discretion of the Committee, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Award Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legend provisions as may be set forth in the Award Agreement pursuant to which the Shares were purchased or acquired.

11.14. Sale of Option Shares. If any class of equity securities of the Company is registered pursuant to Section 12 of the Exchange Act, any Participant or other person exercising or acquiring the Award who is a Section 16 Person shall not sell or otherwise dispose of the Shares subject to the Award unless at least six months have elapsed from the date of grant of the Award.

11.15. Confidentiality Agreements. Upon the Company’s request, each Participant shall execute, prior to or contemporaneously with the grant of any Award hereunder, the Company’s then current standard form of agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

11.16. Compliance with Laws and Regulations. The Plan, the grant, issuance, and exercise of Awards thereunder, and the obligation of the Company to sell and deliver the Shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Awards issued under the Plan shall not be exercisable prior to (a) the date upon which the Company shall have registered the Shares for which Awards may be issued hereunder under the Securities Act, and (b) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the grant, issuance, or exercise of such Awards may be effected without registering the Shares subject to such Awards under the Securities Act, or under state or other law.

11.17. Expenses. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

11.18. Limitation of Liability. The liability of the Company and its Affiliates under this Plan or in connection with any grant, issuance, or exercise of an Award is limited to the obligations expressly set forth in the Plan and in any Award Agreements, and no term or provision of this Plan or of any Award Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company and its Affiliates not expressly set forth in the Plan or the Award Agreements.

12. Amendment, Termination, and Duration.

12.01 Amendment, Suspension, or Termination. The Committee may amend, modify, or terminate the Plan at any time without further action on the part of the stockholders of the Company; provided , however, that (a) in no event shall any amendment be made to the Plan which would cause the Incentive Stock Option granted hereunder to fail to qualify as incentive stock options under the Code; (b) any amendment to the Plan which requires the approval of the stockholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the stockholders of the Company in accordance with the Code or such regulations; and (c) any amendment to the Plan which requires the approval of the stockholders of the Company under any rules promulgated under the Exchange Act shall be subject to the approval of the stockholders of the Company in accordance with such rules. In addition, as required by Rule 16b-3 of the Exchange Act, the provisions of Section 9 regarding the formula for determining the amount, exercise price, and timing of Non-Employee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code. No amendment, modification, suspension, or termination of the Plan shall in any manner adversely affect any Award previously granted to a Participant under the Plan without the consent of the Participant or the transferee of such Award. No Award may be granted during any period of suspension or after termination of the Plan.

With the consent of the Participant affected, the Committee may amend outstanding Awards or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Incentive Stock Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code. Notwithstanding any provision of this Plan to the contrary, if the Committee determines that any Award may not comply with Section 409A of the Code or may not be exempt from coverage under Section 409A of the Code, the Committee may amend the Plan and any affected Award Agreement, or take any other action, without the Participant’s consent, that the Committee believes necessary or appropriate to (1) exempt the Plan and any Award from coverage under Section 409A of the Code, or (2) comply with the requirements of Section 409A of the Code.

12.02. Term of the Plan. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of common stock of the Company entitled to vote on, or within twelve months of, the date of the Plan’s adoption by the Board, and all Awards granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Participants under Awards previously granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

13. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated unless a different meaning is plainly required by the context:

13.01. Affiliate. “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships, limited liability corporations and joint ventures) controlling, controlled by, or under common control with the Company.

13.02. Affiliated SAR. “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option, except to the extent of the exercise of the related Option.

13.03. Associate. “Associate” means any officer, management or associate of the Company or of an Affiliate, whether such associate is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

13.04. Award. “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

13.05. Award Agreement. “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

13.06. Board. “Board” means the Board of Directors of the Company.

13.07. Change in Control. “Change in Control” of the Company shall be deemed to have occurred if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board or of any successor to the Company; provided, however, that any Transaction shall not be deemed to be a change in control if the Transaction causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office immediately prior to the change in control.

13.08. Code. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

13.09. Committee. “Committee” means the committee appointed by the Board (pursuant to Section 3.01) to administer the Plan.

13.10. Company. “Company” means CheckFree Corporation, a Delaware corporation, and any current or future Subsidiary or Parent thereof.

13.11. Consultant. “Consultant” means any consultant, adviser, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Associate nor a Director.

13.12. Covered Officers. “Covered Officers” means those Participants who the Committee designates, for each Performance Period, in order to maintain qualified performance-based compensation within the meaning of Code Section 162(m).

13.13. Director. “Director” means any individual who is a member of the Board.

13.14. Disability. “Disability” means any injury of the body or any disorder of the body or mind which renders the Participant unable to perform the material and substantial duties of his regular employment by the Company at the time of the Company’s termination of employment by the Company. The Company’s determination that a termination of employment was not a Disability related Termination of Service may be disputed by the Participant for purposes of any Award held by the Participant under this Plan upon written notice to the Company’s Chief Financial Officer within 30 days after termination of employment. If so disputed, the Company will promptly select a physician, the Participant will promptly select a physician, and the physicians so selected will select a third physician (“Independent Physician”) who will make a binding determination of Disability for purposes of this Plan. The Participant will make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure of the Participant to submit to any examination or failure of the Independent Physician to make his determination within 90 days after the date of the notice that the Participant disputed the Company’s determination shall constitute acceptance of the Company’s determination as to Disability. If the decision of the Independent Physician upholds the Company’s determination, any outstanding Award held by the Participant shall be exercisable for 30 days from the date of such decision (but not later than the expiration of the date of the Award Agreement) to the extent that the Award was exercisable on the date of the Participant’s termination of employment and thereafter the Award shall terminate.

13.15. Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

13.16. Exercise Price. “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

13.17. Extraordinary Events. “Extraordinary Events” shall mean (a) asset write-downs; (b) litigation, claims, judgments, or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) capital gains and losses, (f) special charges in connection with mergers and acquisitions; and (g) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

13.18. Fair Market Value. If the Shares are publicly traded, the term “Fair Market Value” shall mean (a) the closing price quoted in the Nasdaq Stock Market, if the Shares are so quoted, (b) the last quote reported by Nasdaq for small-cap issues, if the Shares are so quoted, (c) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are so quoted, or (d) if the Shares are listed on another securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the Grant Date or, if there be no quotation or sale on that date, the next trading day after the Grant Date on which the Shares are quoted or traded. In all other cases, Fair Market Value of the Shares shall be determined by and in accordance with procedures established in good faith by the Committee and, with respect to Incentive Stock Options, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

13.19. Fiscal Year. “Fiscal Year” means the fiscal year of the Company.

13.20. Freestanding SAR. “Freestanding SAR” means an SAR that is granted independently of any Option.

13.21. Grant Date. “Grant Date” means, with respect to an Award, the date that the Committee acts to grant the Award or such later date as the Committee shall specify.

13.22. Incentive Stock Option. “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

13.23. Non-Employee Director. “Non-Employee Director” means a Director who does not an Associate of the Company.

13.24. Nonqualified Stock Option. “Nonqualified Stock Option” means an option to purchase Shares which does not meet the requirements of section 422 of the Code.

13.25. Option. “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

13.26. Participant. “Participant” means an Associate, Consultant, or Non-Employee Director who has an outstanding Award.

13.27. Parent. “Parent” shall have the meaning set forth in section 424(e) of the Code.

13.28. Performance Goal. “Performance Goal” shall mean any one or more of the following performance criteria:

(a)	Income (loss) per common share from continuing operations as disclosed in the Company’s annual report to stockholders for a particular Fiscal Year;

(b)	Income (loss) per common share disclosed in the Company’s annual report to stockholders for a particular Fiscal Year;

(c)	Income (loss) per common share or income (loss) per common share from continuing operations, excluding (i) extraordinary charge(s); (ii) any accruals for restructuring programs, merger integration costs, or merger transaction costs; and/or (iii) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles (GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements (hereinafter “EPS”);

(d)	Ratio of (i) operating profit, or other objective and specific income (loss) category results to (ii) average common shares outstanding (adjustments to (i) in this paragraph may be made at the time of the goal/target establishment by the Committee in its discretion);

(e)	Any of items (a), (b), (c) or (d) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company’s annual report to stockholders;

(f)	Share price;

(g)	Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders;

(h)	Income (loss) (i) from continuing operations before extraordinary charge(s), (ii) before extraordinary charge(s), or (iii) net, as the case may be, adjusted to remove the effect of any accruals for restructuring programs or other unusual or infrequent items as defined by generally accepted accounting principles (GAAP) disclosed as a separate component of income on the face of the income statement or in the notes to the financial statements;

(i)	Net income;

(j)	Income (loss) before income taxes;

(k)	Percentage increase in the (i) number of consumers using the Company’s billing and payment services, (ii) the number of transactions processed by the Company, or (iii) the percentage of transactions processed electronically by the Company, each as disclosed in the Company’s Annual Report on Form 10-K;

(1)	Any of items (a) through (k) above with respect to any Parent, Subsidiary, Affiliate, division, business unit or business group of the Company whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meeting of stockholders;

(m)	Any of items (a) though (k) above with respect to a Performance Period whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meetings of stockholders;

(n)	Total Stockholder Return Ranking Position — meaning the relative placement of the Company’s Total Stockholder Return compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than six (6) companies, including the Company; or

(o)	Any other objective criteria established by the Committee and approved by the stockholders of the Company prior to payment of any Award based on the criteria.

With respect to items (a), (b), (c) and (d) above, other terminology may be used for “income (loss) per common share” (such as “Basic EPS”, “earnings per common share”, “diluted EPS”, or “earnings per common share-assuming dilution”) as contemplated by Statement of Financial Accounting Standards No. 128.

13.29. Performance Period. “Performance Period” means the Fiscal Year except in the following cases: (a) the Associate’s service period within a Fiscal Year in the case of a new hire or promoted Associate; or (b) a period of service determined at the discretion of the Committee prior to the expiration of more than 25% of the period. Notwithstanding any provision contained herein, Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

13.30. Performance Shares. “Performance Share” means a Performance Share granted to a Participant pursuant to Section 8.

13.31. Performance Unit. “Performance Unit” means a Performance Unit granted to a Participant pursuant to Section 8.

13.32. Period of Restriction. “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability; provided , however , that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date.

13.33. Plan. “Plan” means the CheckFree Corporation 2002 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

13.34. Restricted Stock. “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

13.35. Retirement. “Retirement” means, in the case of an Associate, a Termination of Service by a Participant who has attained the age of at least 59 1/2, who has been continuously employed by the Company for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company (“Retirement Agreement”) in a form acceptable to the Committee at the time of such termination of employment. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.” With respect to a Non-Employee Director, “Retirement” means termination of service on the Committee with the consent of the remaining Directors.

13.36. Rule 16b-3. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

13.37. Section 16 Person. “Section 16 Person” means a person who, with respect to the Shares, is subject to section 16 of the Exchange Act.

13.38. Securities Act. “Securities Act” means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

13.39. Shares. “Shares” means the shares of the Company’s common stock, $.01 par value.

13.40. Stock Appreciation Right or SAR. “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

13.41. Subsidiary. “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the chain then owns fifty percent (50%) or more of the total combined voting power in one of the other entities in the chain.

13.42. Tandum SAR. “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be cancelled to the same extent).

13.43. Termination of Service. “Termination of Service” means (a) in the case of an Associate, a cessation of the employee-employer relationship between an Associate and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding, with the consent of the Committee, any such termination where there is a simultaneous re-employment by the Company or an Affiliate or where there is a simultaneous re-engagement of the Associate as a Consultant by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding, with the consent of the Committee, any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an Affiliate or where there is a simultaneous re-employment of the Consultant as an Associate by the Company or an Affiliate; and (c) in the case of a Non-Employee Director, a cessation of the Non-Employee Director’s service on the Board for any reason. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service.

13.44. Termination of Service For Cause. “Termination of Service For Cause” means Termination of Service for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (d) the violation of any of the terms and conditions of any written agreement the Participant may have from time to time with the Company (following 30 days’ written notice from the Company specifying the violation and the Participant’s failure to cure such violation within such 30-day period); or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

14. Legal Construction.

14.01. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.02. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.03. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the Nasdaq National Market, or national securities exchanges as may be required.

14.04. Compliance with Rule 16b-3. Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 of the Exchange Act no longer is required, all references in the Plan to Rule 16b-3 of the Exchange Act shall be null and void.

14.05. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

14.06. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Adopted: August 8, 2002	Amended and Restated: July 26, 2007